--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                          ----------------------------


                                 August 31, 1998

                                 Date of Report
                        (Date of earliest event reported)



                                TANDY CORPORATION



               (Exact name of registrant as specified in charter)




    Delaware                             1-5571                  75-1047710
(State or other                       (Commission              (IRS Employer
jurisdiction of                       File Number)           identification No.)
 incorporation)


          100 Throckmorton Street, Suite 1800, Fort Worth, Texas 76102
               (Address of principal executive offices)(Zip Code)


        Registrant's telephone number, including area code (817) 415-3700



-------------------------------------------------------------------------------

Item 2.        Acquisition or Disposition of Assets

     On August 31, 1998, the previously reported sale of 100% of the outstanding common stock of Tandy Corporation's ("Tandy" or the "Company") wholly-owned subsidiary, Computer City, Inc., to CompUSA Inc. ("CompUSA") was closed. Based on the premiliary balance sheet at closing, the transaction is valued at approximately $211.0 million. This transaction value could be adjusted up or down, depending on the final asset and liability valuations. The Company received $75.0 million in cash and an unsecured note from CompUSA for $136.0 million as consideration for the sale. The note, which is of equal priority with CompUSA's existing subordinated debt, bears interest at 9.48% per annum and is payable over a ten year period. Based on the closing balance sheet, the Company has recognized an after-tax loss on the sale of Computer City, Inc. of approximately $63.5 million. Computer City, Inc.'s results of operations through August 31, 1998 will be included in the financial statements of the Company.

     When the sale was originally announced in June 1998, the unsecured note receivable from CompUSA was originally $150.0 million with a stated interest rate of 7.50% per annum discounted $14.0 million to bear interest at an estimated market rate. The Company also recorded an after-tax loss of $45.0 million in the quarter ended June 30, 1998. Subsequent to due diligence and additional discounts related to the sale, the Company anticipates recording an additional after-tax loss of approximately $18.5 million in the quarter ended September 30, 1998. This additional loss has been reflected in the accompanying pro forma balance sheet at June 30, 1998.

     The following unaudited pro forma income statements for the year ended December 31, 1997, and the six months ended June 30, 1998, reflect the historical accounts of the Company for those periods, adjusted to give pro forma effect to the sale of Computer City, Inc. as if the sale had been consummated at December 31, 1996 and 1997, respectively.

     The following unaudited pro forma balance sheet at June 30, 1998, reflects the historical accounts of the Company to give pro forma effect to the sale of Computer City, Inc. as if the sale had been completed at June 30, 1998.

     The pro forma financial data and accompanying notes reflect the sale of Computer City, Inc. and should be read in conjunction with the description of the sale contained elsewhere herein. For further information, please refer to the consolidated financial statements and related notes included in the Company's 1997 Annual Report on Form 10-K and the Company's June 30, 1998 Quarterly Report on Form 10-Q previously filed with the Securities and Exchange Commission. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data.

     The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the sale been consummated on the dates assumed and are not meant to be indicative of the results of operations which can be expected for any subsequent period or its financial condition on any future date.


Item 7.        Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report:

        (a) None

        (b) Pro Forma Financial Information

            1. Pro Forma  Consolidated  Statement  of Income  for the year ended
               December 31, 1997.

            2. Pro Forma  Consolidated  Statement  of Income  for the six months ended June 30, 1998.

            3. Pro Forma Consolidated Balance Sheet at June 30, 1998.

            4. Notes to the Pro Forma Consolidated Financial Statements.

        (c) Exhibits - None

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of September, 1998.




                                          TANDY CORPORATION
                                          (Registrant)



Date:  September 14, 1998                By:/s/ Dwain H. Hughes
                                            ---------------------------------
                                            Dwain H. Hughes
                                            Senior Vice President and
                                            Chief Financial Officer

                                INDEX TO EXHIBITS


                                                                    Sequential
Exhibit           Description of Exhibit                            Page Number
-------           ----------------------                            -----------
(a)               None

(b)               Pro Forma Financial Information

(b) 1             Pro Forma Consolidated Statement of
                  Income for the year ended December 31, 1997           5


(b) 2             Pro Forma Consolidated Statement of
                  Income for the six months ended June 30, 1998         6


(b) 3             Pro Forma Consolidated Balance Sheet at
                  June 30, 1998                                         7

(b) 4             Notes to the Pro Forma Consolidated
                  Financial Statements                                  8

                                                                  Exhibit (b) 1

                       Tandy Corporation and Subsidiaries
                   Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 1997



(Unaudited)                                               Pro Forma
In millions, except                        Historical    Adjustments
per share amounts)                         As Reported    (Note 1)     Pro Forma
------------------                         -----------   ---------     ---------

Net sales and operating revenues            $ 5,372.2    $(1,844.4)   $ 3,527.8
Cost of products sold                         3,357.9     (1,593.4)     1,764.5
                                            ---------    ---------    ---------
Gross profit                                  2,014.3       (251.0)     1,763.3
                                            ---------    ---------    ---------

Expenses/(income):
  Selling, general and administrative         1,580.3       (244.5)     1,335.8
  Depreciation and amortization                  97.2        (20.0)        77.2
  Interest income                               (13.2)       (12.8)       (26.0)
  Interest expense                               46.1        (21.0)        25.1
                                            ---------    ---------    ---------
                                              1,710.4       (298.3)     1,412.1
                                            ---------    ---------    ---------

Income before income taxes                      303.9         47.3        351.2
Provision for income taxes                      117.0         18.2        135.2
                                            ---------    ---------    ---------

Net income                                      186.9         29.1        216.0

Preferred dividends                               6.1          --           6.1
                                            ---------    ---------    ---------

Net income available to common
 shareholders                               $   180.8    $    29.1    $   209.9
                                            =========    =========    =========

Net income available per common share:
  Basic                                     $    1.69                 $    1.96
                                            =========                 =========

  Diluted                                   $    1.63                 $    1.89
                                            =========                 =========

Shares used in computing earnings
 per common share:
  Basic                                         107.2                     107.2
                                            =========                 =========

  Diluted                                       112.2                     112.2
                                            =========                 =========

Dividends declared per common share         $    0.40                 $    0.40
                                            =========                 =========


See accompanying Notes to the Pro Forma Consolidated Financial Statements.

                                                                  Exhibit (b) 2

                       Tandy Corporation and Subsidiaries
                   Pro Forma Consolidated Statement of Income
                     For the Six Months Ended June 30, 1998


(Unaudited)                                             Pro Forma
(In millions, except                      Historical    Adjustments
 per share amounts)                       As Reported    (Note 1)     Pro Forma
-------------------                       -----------    ---------    ---------

Net sales and operating revenues            $ 2,451.1    $  (911.0)   $ 1,540.1
Cost of products sold                         1,511.1       (791.6)       719.5
                                            ---------    ---------    ---------
Gross profit                                    940.0       (119.4)       820.6
                                            ---------    ---------    ---------

Expenses/(income):
  Selling, general and administrative           768.0       (153.5)       614.5
  Depreciation and amortization                  52.3        (12.2)        40.1
  Interest income                                (3.2)        (6.3)        (9.5)
  Interest expense                               22.1        (10.4)        11.7
  Provision for loss on sale of
   Computer City, Inc.                           73.2        (73.2)         --
                                            ---------    ---------    ---------
                                                912.4       (255.6)       656.8
                                            ---------    ---------    ---------

Income before income taxes                       27.6        136.2        163.8
Provision for income taxes                       10.6         52.4         63.0
                                            ---------    ---------    ---------

Net income                                       17.0         83.8        100.8

Preferred dividends                               2.9          --           2.9
                                            ---------    ---------    ---------

Net income available to common shareholders $    14.1    $    83.8    $    97.9
                                            =========    =========    =========

Net income available per common share:
  Basic                                     $    0.14                 $    0.97
                                            =========                 =========

  Diluted                                   $    0.14                 $    0.93
                                            =========                 =========

Shares used in computing earnings
 per common share:
  Basic                                         101.4                     101.4
                                            =========                 =========

  Diluted                                       103.2                     106.6
                                            =========                 =========

Dividends declared per common share         $    0.20                 $    0.20
                                            =========                 =========


See accompanying Notes to the Pro Forma Consolidated Financial Statements.

                                                                  Exhibit (b) 3
                       Tandy Corporation and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 1998

                                                        Pro Forma
(Unaudited)                               Historical    Adjustments
(In millions)                             As Reported    (Note 2)     Pro Forma
-------------                             -----------    ---------    ---------
Assets
Current assets:
  Cash and cash equivalents                 $    61.9    $   (37.1)   $    24.8
  Accounts and notes receivable, less
   allowance for doubtful accounts              231.6        (71.0)       160.6
  Inventories, at lower of cost or market     1,187.3       (294.6)       892.7
  Other current assets                          132.7         (2.0)       130.7
                                            ---------    ---------    ---------

    Total current assets                      1,613.5       (404.7)     1,208.8

Property, plant and equipment, at cost,
 less accumulated depreciation                  526.0       (104.0)       422.0

Other assets, net of accumulated
 amortization                                    81.8        131.9        213.7
                                            ---------    ---------    ---------
                                            $ 2,221.3    $  (376.8)   $ 1,844.5
                                            =========    =========    =========

Liabilities and Stockholders' Equity
Current liabilities:
  Short-term debt, including current
   maturities of long-term debt             $   313.2    $  (110.5)   $   202.7
  Accounts payable                              309.9       (121.7)       188.2
  Accrued expenses                              301.5        (86.9)       214.6
  Income taxes payable                           10.7        (10.7)         --
                                            ---------    ---------    ---------

    Total current liabilities                   935.3       (329.8)       605.5
                                            ---------    ---------    ---------

Long-term debt, excluding current
 maturities                                     270.3        (28.5)       241.8
Other non-current liabilities                    50.9          --          50.9
                                            ---------    ---------    ---------

    Total other liabilities                     321.2        (28.5)       292.7
                                            ---------    ---------    ---------

Stockholders' equity:
  Preferred stock                               100.0          --         100.0
  Common stock                                  138.3          --         138.3
  Additional paid-in capital                     32.4          --          32.4
  Retained earnings                           1,670.9        (18.5)     1,652.4
  Common stock in treasury, at cost            (942.6)         --        (942.6)
  Unearned deferred compensation                (32.3)         --         (32.3)
  Accumulated other comprehensive loss           (1.9)         --          (1.9)
                                            ---------    ---------    ---------

    Total stockholders' equity                  964.8        (18.5)       946.3
                                            ---------    ---------    ---------
                                            $ 2,221.3    $  (376.8)   $ 1,844.5
                                            =========    =========    =========

See accompanying Notes to the Pro Forma Consolidated Financial Statements.

                                                                  Exhibit (b) 4

            Notes to the Pro Forma Consolidated Financial Statements

Note 1:

The pro forma income  statements  for the year ended  December 31, 1997 and  the
six  month  period  ended  June 30,  1998  have  been   prepared  to  eliminate
historical operating results associated with Computer City, Inc., which was sold to CompUSA Inc. ("CompUSA"), as if the sale had been consummated at December 31, 1996 and 1997, respectively. Pro forma adjustments have also been made that relate to the allocation of interest expense paid by the Company on Computer City, Inc.'s debt, as well as interest income on the note received from CompUSA at closing and related tax effects of these adjustments.

Note 2:

Pro forma adjustments to the balance sheet represent the sale of 100% of the oustanding common stock of Computer City, Inc. to CompUSA and the related removal of the assets and liabilities of Computer City, Inc. from those of the Company, as if the sale had been consummated on June 30, 1998. In addition to the removal from the balance sheet of the assets and liabilities of Computer City, Inc., pro forma entries relating to the sale were made, as discussed below.

Cash and short-term investments.  Includes the payoff of the Computer City, Inc.
-------------------------------
line of credit as of June 30, 1998 in the amount of $110.0 million. Also included is $75.0 million received in the closing.

Other  assets, net of accumulated amortization.  Includes  the  $136.0  million
----------------------------------------------
note received in the closing. The note is due in fourteen equal semiannual installments beginning December 31, 2001 at an interest rate of 9.48% per annum, paid semiannually commencing on December 31, 1998.

Short-term  debt.  Includes the payoff of the Computer City, Inc. line of credit
----------------
as of June 30, 1998 in the amount of $110.0 million.

Accrued  expenses.  Includes the adjustment of the provision for loss on sale of
-----------------
Computer City, Inc. to CompUSA recorded at June 30, 1998 in the amount of $42.9 million.

Income taxes  payable.  Represents  the estimated  tax effect of the  additional
---------------------
$30.0 million pre-tax charge to earnings relating to the sale and the reclassification of the residual balance in income taxes payable to other current assets.

Retained earnings.  Represents the estimated net of tax effect of the additional
-----------------
charge to earnings relating to the sale.